UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                     11/8/02
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

             WASHINGTON            1-6563          91-0742146
            (State or other     (Commission       (IRS Employer
             jurisdiction of    File Number)    Identification No.)
             incorporation)

          SAFECO Plaza, Seattle, Washington           98185
        (Address of principal executive officers)   (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)



Item 5. Other Events



McGavick named chairman of the board at SAFECO

     SEATTLE-- (Nov. 8, 2002)-- SAFECO's board of directors named Mike McGavick chairman of the board, effective Jan. 1, 2003. McGavick will continue to serve as president and chief executive officer of SAFECO (NASDAQ: SAFC).

     "Mike came to us at a very difficult time in SAFECO's history," said William G. "Gary" Reed, Jr., a long-time member of the board of directors who has served as the company's chairman since December 2000. "He assembled an outstanding management team and, together, they made the tough decisions to turn our company around.

     "This change is an affirmation that the directors believe the company is well-managed, on the right track, and once again generating positive results for our shareholders, customers and distribution partners," said Reed, who will continue to serve on the board as lead outside director.
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     "I am honored with the confidence the board has shown in our management team. And it is critical to underscore the important and permanent role the lead director plays in our corporate governance," said McGavick. "Gary, along with the board, has developed this role into a key strategic element of how we govern SAFECO."

     McGavick joined SAFECO in January 2001, and immediately launched a series of initiatives to return SAFECO to excellence. Under his leadership, SAFECO has taken aggressive actions to improve the performance of its core business lines, strengthen its balance sheet and reduce expenses while investing in training and new technologies.

     Prior to joining SAFECO, McGavick held a number of executive positions at Chicago-based CNA Financial Corp. starting in 1995. This included serving as president and chief operating officer of the company's largest operating unit, responsible for the majority of CNA's commercial insurance business.

     SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors. More information about SAFECO is available online at www.safeco.com


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Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SAFECO CORPORATION
                                   ---------------------------------------------
                                   Registrant

Dated:  November 8, 2002           /s/ RICHARD M. LEVY
                                  ----------------------------------------------
                                   Richard M. Levy
                                   Vice President, Controller
                                   and Chief Accounting Officer

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